As filed with the Securities and Exchange Commission on May 27, 2005
                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                 CRDENTIA CORP.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    76-0585701
 -------------------------------                   -------------------------
 (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                   Identification Number)

                         14114 Dallas Parkway, Suite 600
                               Dallas, Texas 75254
                                 (972) 850-0780
                    (Address of Principal Executive Offices)
                           ---------------------------

                            2004 Stock Incentive Plan
  Option and Restricted Stock Grants to and Purchase Rights of James D. Durham
                   Pursuant to Written Compensation Agreements
            Option and Restricted Stock Grants to Pamela G. Atherton
                   Pursuant to Written Compensation Agreements
  Option Grants to Thomas F. Herman Pursuant to Written Compensation Agreements
   Option Grants to C. Fred Toney Pursuant to Written Compensation Agreements
            Restricted Stock Grants to James J. TerBeest Pursuant to
                         Written Compensation Agreements
              Restricted Stock Grants to Vicki L. Smith Pursuant to
                         Written Compensation Agreements
                           (Full title of the Plan(s))
                           ---------------------------

                                 James D. Durham
                             Chief Executive Officer
                                 Crdentia Corp.
                         14114 Dallas Parkway, Suite 600
                               Dallas, Texas 75254
                                 (972) 850-0780
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                    Copy to:
                             Steven G. Rowles, Esq.
                             Morrison & Foerster LLP
                       3811 Valley Centre Drive, Suite 500
                           San Diego, California 92130
                                 (858) 720-5100
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                   Proposed maximum      Proposed maximum       Amount of
                                                  Amount to         offering price      aggregate offering     registration
    Title of Securities to be Registered      be registered (1)       per share                price               fee
-----------------------------------------------------------------------------------------------------------------------------
2004 Stock Incentive Plan
Common Stock, par value $0.0001 per share         1,456,324(2)           (3)                $  2,856,697         $    337
-----------------------------------------------------------------------------------------------------------------------------
Option Grants to James D. Durham
Common Stock, par value $0.0001 per share         5,689,092              (4)                $  5,743,609         $    677
-----------------------------------------------------------------------------------------------------------------------------
Option Grants to Pamela G. Atherton
Common Stock, par value $0.0001 per share         1,322,742              (5)                $  2,930,164         $    345
-----------------------------------------------------------------------------------------------------------------------------
Restricted Stock Grant to James J. TerBeest
Common Stock, par value $0.0001 per share           500,000              (6)                $    925,000         $    109
-----------------------------------------------------------------------------------------------------------------------------
Restricted Stock Grant to Vicki L. Smith
Common Stock, par value $0.0001 per share           300,000              (7)                $    555,000         $     66
-----------------------------------------------------------------------------------------------------------------------------
Option Grant to Thomas F. Herman
Common Stock, par value $0.0001 per share            33,333            $2.88(8)             $     96,000         $     12
-----------------------------------------------------------------------------------------------------------------------------
Option Grant to C. Fred Toney                        33,333            $2.88(8)             $     96,000         $     12
Common Stock, par value $0.0001 per share
=============================================================================================================================
Total                                             9,334,824                                 $ 13,202,470         $  1,558
=============================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock") that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Represents (a) 49,999 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2004 Stock Incentive Plan; and (b) 1,406,325 shares of Common Stock available for future grants under the 2004 Stock Incentive Plan.

(3) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is determined according to the following information: (a) with respect to 49,999 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2004 Stock Incentive Plan, the Proposed Maximum Offering Price is $5.10 per share, which is the weighted average exercise price of the options granted; and (b) with respect to 1,406,325 shares of Common Stock available for future grants under the 2004 Stock Incentive Plan, the Proposed Maximum Offering Price is $1.85 per share, which is based upon the average of the high and low selling prices of the Common Stock on May 25, 2005, as reported on the Over-the-Counter Bulletin Board (the "OTCBB").

(4) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is determined according to the following information: (a) with respect to 922,426 shares of Common Stock reserved for issuance upon the exercise of outstanding purchase rights granted to Mr. Durham, the Proposed Maximum Offering Price is $0.0003 per share; (b) with respect to 2,333,333 shares of Common Stock reserved for issuance upon the exercise of outstanding options issued to Mr. Durham, the Proposed Maximum Offering Price is $0.30 per share; (c) with respect to 433,333 shares of Common Stock reserved for issuance upon the exercise of outstanding options issued to Mr. Durham, the Proposed Maximum Offering Price is $3.10 per share, and (d) with respect to 2,000,000 shares of Common Stock to be issued to Mr. Durham on the day immediately following the effective date of this Registration Statement, the Proposed Maximum Offering Price is $1.85 per share, which is based upon the average of the high and low selling prices of the Common Stock on May 25, 2005, as reported on the OTCBB.

(5) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is determined according to the following information: (a) with respect to 206,075 shares of Common Stock reserved for issuance upon the exercise of outstanding options issued to Ms. Atherton, the Proposed Maximum Offering Price is $2.88 per share; (b) with respect to 216,667 shares of Common Stock reserved for issuance upon the exercise of outstanding options issued to Ms. Atherton, the Proposed Maximum Offering Price is $3.10 per share; and (c) with respect to 900,000 shares of Common Stock to be issued to Ms. Atherton on the day immediately following the effective date of this Registration Statement, for which the Proposed Maximum Offering Price is $1.85 per share, which is based upon the average of the high and low selling prices of the Common Stock on May 25, 2005, as reported on the OTCBB.

(6) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee with respect to 500,000 shares of Common Stock to be issued to Mr. TerBeest on the day immediately following the effective date of this Registration Statement, for which the Proposed Maximum Offering Price is $1.85 per share, which is based upon the average of the high and low selling prices of the Common Stock on May 25, 2005, as reported on the OTCBB.

(7) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee with respect to 300,000 shares of Common Stock to be issued to Ms. Smith on the day immediately following the effective date of this Registration Statement, for which the Proposed Maximum Offering Price is $1.85 per share, which is based upon the average of the high and low selling prices of the Common Stock on May 25, 2005, as reported on the OTCBB.

(8) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee with respect to 33,333 shares of Common Stock reserved for issuance upon the exercise of outstanding options issued to each of Mr. Herman and Mr. Toney, for which the Proposed Maximum Offering Price is $2.88 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

      Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

      Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "SEC") by Crdentia Corp. (the "Company") are incorporated by reference in this Registration Statement:

      (1) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2004 as filed with the SEC on March 31, 2005.

      (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

      (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed under Section 12(g) of the Exchange Act on August 3, 2001, including any subsequent amendment or report filed for the purpose of amending such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.


      Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      As permitted by Section 102 of the Delaware General Corporation Law, the Company has adopted provisions in its restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

      o any breach of the director's duty of loyalty to the Company or its stockholders;

      o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

      o any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

      o any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

      As permitted by Section 145 of the Delaware General Corporation Law, the Company's amended and restated bylaws provide that:

      o the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

      o the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

      o the rights provided in its amended and restated bylaws are not exclusive.

      We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide that we hold harmless and indemnify each such director and executive officer to the fullest extent authorized or permitted by law. In addition, subject to certain conditions, these indemnification agreements provide for payment of expenses (including attorney's fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director or executive officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director or executive officer of us, or is or was serving or at any time serves at the request of us as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, we have purchased policies of directors' and officers' liability insurance, which insure our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit Numbers                Exhibit Description
---------------                -------------------

     4.1(1)              Restated Certificate of Incorporation.

     4.2(2) Certificate of Amendment to Restated Certificate of Incorporation.

     4.3(3) Certificate of Amendment to Restated Certificate of Incorporation.

     4.4(3) Certificate of Correction of Certificate of Amendment to Restated Certificate of
                         Incorporation.

     4.5(3) Certificate of Correction of Certificate of Amendment to Restated Certificate of
                         Incorporation.

     4.6(4) Certificate of Amendment to Restated Certificate of Incorporation.

     4.7(1)              Restated Bylaws.

     5.1                 Opinion of Morrison & Foerster LLP.

     23.1                Consent of KBA Group LLP.

     23.2                Consent of BDO Seidman, LLP.

     23.3                Consent of Morrison & Foerster LLP (contained in
                         Exhibit 5.1).

     24.1 Power of Attorney (included in the signature page of this Registration Statement).

     99.1                Crdentia Corp. 2004 Stock Incentive Plan.

     99.2 Form of Notice of Stock Option Award and Stock Option Award Agreement (Employees) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.3(5) Form of Notice of Stock Option Award and Stock Option Award Agreement (Directors) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.4 Form of Notice of Stock Option Award and Stock Option Award Agreement (Senior Officers) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.5 Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.5(1) Common Stock Purchase Agreement dated May 15, 2002 by and among Lifen, Inc., the individual stockholders of the Company listed on Schedule A thereto and James D. Durham and Malahide
                         Investments.

     99.6(6) Notice of Stock Option Award dated December 31, 2003 by and between Crdentia Corp. and James D. Durham.

     99.7(6) Stock Option Plan and Award Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

     99.8(6) Bonus and Other Agreement dated December 31, 2003 by and between Crdentia Corp. and James D. Durham.

     99.9(6) Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and James Durham.

     99.10 Form of Notice of Restricted Stock Bonus Award Agreement and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and James
                         D. Durham.

     99.11(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela G. Atherton.

     99.12(7) Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and Pamela G. Atherton.

     99.13 Form of Notice of Restricted Stock Bonus Award Agreement and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and Pamela
                         G. Atherton.

     99.14(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and Thomas H. Herman.

     99.15 Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and Thomas H. Herman.

     99.16(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and C. Fred Toney.

     99.17 Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and C. Fred Toney.

     99.18 Form of Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and James J. TerBeest.

     99.19 Form of Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and Vicki L. Smith.

--------------------------------------------------------------------------------

(1) Previously filed as an exhibit to the Registrant's report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's report on Form 10-QSB filed with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's report on Form 8 filed with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005 and incorporated herein by reference.

(6) Previously filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2004 and incorporated herein by reference.

(7) Previously filed as an exhibit to the report on Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2004 and incorporated herein by reference.

(8) Previously filed as an exhibit to the report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004 and incorporated herein by reference.

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (a)(l)(i) and
(a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 27th day of May, 2005.

                                       CRDENTIA CORP.


                                       By: /s/ James D. Durham
                                           -------------------------------------
                                           James D. Durham
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James D. Durham and James J. TerBeest his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                    Date
               ---------                                       -----                                    ----
      /s/  James D. Durham                             Chief Executive Officer
--------------------------------                    (Principal Executive Officer)                   May 27, 2005
            James D. Durham

      /s/  James J. TerBeest                          Chief Financial Officer
--------------------------------            (Principal Financial and Accounting Officer)            May 27, 2005
           James J. TerBeest

      /s/  Joseph M. DeLuca                           Director                                      May 27, 2005
--------------------------------
           Joseph M. DeLuca

     /s/  Thomas F. Herman                            Director                                      May 27, 2005
--------------------------------
           Thomas F. Herman

      /s/  Robert J. Kenneth                          Director                                      May 27, 2005
--------------------------------
           Robert J. Kenneth

       /s/  Robert P. Oliver                          Director                                      May 27, 2005
--------------------------------
           Robert P. Oliver

         /s/  C. Fred Toney                           Director                                      May 27, 2005
--------------------------------
            C. Fred Toney

                                  EXHIBIT INDEX

Exhibit Numbers                Exhibit Description
---------------                -------------------

     4.1(1)              Restated Certificate of Incorporation.

     4.2(2) Certificate of Amendment to Restated Certificate of Incorporation.

     4.3(3) Certificate of Amendment to Restated Certificate of Incorporation.

     4.4(3) Certificate of Correction of Certificate of Amendment to Restated Certificate of
                         Incorporation.

     4.5(3) Certificate of Correction of Certificate of Amendment to Restated Certificate of
                         Incorporation.

     4.6(4) Certificate of Amendment to Restated Certificate of Incorporation.

     4.7(1)              Restated Bylaws.

     5.1                 Opinion of Morrison & Foerster LLP.

     23.1                Consent of KBA Group LLP.

     23.2                Consent of BDO Seidman, LLP.

     23.3                Consent of Morrison & Foerster LLP (contained in
                         Exhibit 5.1).

     24.1 Power of Attorney (included in the signature page of this Registration Statement).

     99.1                Crdentia Corp. 2004 Stock Incentive Plan.

     99.2 Form of Notice of Stock Option Award and Stock Option Award Agreement (Employees) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.3(5) Form of Notice of Stock Option Award and Stock Option Award Agreement (Directors) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.4 Form of Notice of Stock Option Award and Stock Option Award Agreement (Senior Officers) under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.5 Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the Crdentia Corp. 2004 Stock Incentive Plan.

     99.5(1) Common Stock Purchase Agreement dated May 15, 2002 by and among Lifen, Inc., the individual stockholders of the Company listed on Schedule A thereto and James D. Durham and Malahide
                         Investments.

     99.6(6) Notice of Stock Option Award dated December 31, 2003 by and between Crdentia Corp. and James D. Durham.

     99.7(6) Stock Option Plan and Award Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

     99.8(6) Bonus and Other Agreement dated December 31, 2003 by and between Crdentia Corp. and James D. Durham.

     99.9(6) Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and James Durham.

     99.10 Form of Notice of Restricted Stock Bonus Award Agreement and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and James
                         D. Durham.

     99.11(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela G. Atherton.

     99.12(7) Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and Pamela G. Atherton.

     99.13 Form of Notice of Restricted Stock Bonus Award Agreement and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and Pamela
                         G. Atherton.

     99.14(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and Thomas H. Herman.

     99.15 Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and Thomas H. Herman.

     99.16(8) Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and C. Fred Toney.

     99.17 Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and C. Fred Toney.

     99.18 Form of Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and James J. TerBeest.

     99.19 Form of Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and Vicki L. Smith.

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(1)   Previously filed as an exhibit to the Registrant's report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's report on Form 10-QSB filed with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's report on Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's report on Form 8 filed with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005 and incorporated herein by reference.

(6) Previously filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2004 and incorporated herein by reference.

(7) Previously filed as an exhibit to the report on Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2004 and incorporated herein by reference.

(8) Previously filed as an exhibit to the report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004 and incorporated herein by reference.